Exhibit 10.27

EXTENSION OF EMPLOYMENT AGREEMENT

This Extension of Employment Agreement (this “Agreement”) effective as of March 27, 2002, by and between CARROLS CORPORATION (“Employer”), a corporation organized under the laws of Delaware having an address at 968 James Street, Syracuse, New York 13203 and ALAN VITULI whose principal residence is Old Road, Windham, New York 12496 (“Employee”).

1.
Employer and Employee previously entered into a certain employment agreement dated January 1, 1995, as amended April 3, 1996, and as further amended and restated on March 27, 1997 (the “Employment Agreement”), which agreement expired on March 27, 2002.

2.	Employer and Employee have agreed to extend the term of the Employment Agreement to September 30, 2004.

3.	The Carrols Corporation Compensation Committee has approved the extension of the Employment Agreement as herein provided.

4.	By this Agreement, the Employment Agreement is extended effective as of March 27, 2002, through September 30, 2004, upon all terms and conditions set forth in the Employment Agreement.

5.	The following sentence is added to the end of Section 6(c) of the Employment Agreement:

“Anything to the contrary set forth in the Carrols Holdings Corporation 1996 Long-Term Incentive Plan, the nonqualified stock option agreements related thereto and the Unvested Stock Option Agreement, issued to Employee on March 27, 1997 notwithstanding, in the event of termination of employment due to Employee’s death or “disability” (as defined in Section 11(f) below), or for good Reason or without Cause (as defined in Section 1), the Employee or his transferee shall not be required to exercise any such outstanding stock options until the expiration of the terms of such stock options; provided, however, that nothing contained in this Section 6(c)shall affect the terms and provisions of Section 5 of any of the stock option agreements, as may be amended, which terms and provisions shall remain in full force and effect.”

IN WITNESSETH WHEREOF, the parties hereto have executed and have caused this Extension of Employment Agreement to be executed on April 1, 2002.

CARROLS CORPORATION

/s/ Joseph A. Zirkman
Name: Joseph A. Zirkman Title: Vice President

/s/ Alan Vituli
Alan Vituli